UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2005 (November 2, 2005)

VERILINK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-28562	94-2857548
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11551 E. ARAPAHOE RD., SUITE 150 CENTENNIAL, CO 80112-3833
(Address of principal executive offices / Zip Code)

303.968.3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.          Entry into a Material Definitive Agreement.

          On November 7, 2005, Verilink Corporation (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with The Boeing Company (“Boeing”), amending the Lease dated August 2, 2002 (the “Boeing Lease”), by and between the Company, as landlord, and Boeing, as tenant, for the lease of the office space, land and parking areas located at 950 Explorer Boulevard, Huntsville, Alabama (the “Property”). The Lease Amendment, among other things, extends the non-cancelable term of the lease, amends the schedule of rents and requires the owner to make certain expenditures toward the cost of HVAC repairs on the Property. The Company entered into the Lease Amendment in contemplation of the anticipated sale of the Property described below.

          On November 2, 2005, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Corcoran Capital LLC (the “Purchaser”), pursuant to which the Company agreed to sell its interest (i) as landlord under the Boeing Lease and (ii) as lessee under a Lease Agreement between the Industrial Development Board of the City of Huntsville and Explorer Properties, Ltd. dated April 1, 1987 (the “IDB Lease”) for the lease of the Property and all improvements located thereon.

          The gross purchase price (the “Purchase Price”) for the Property under the Purchase Agreement is Eight Million Two Hundred Thousand Dollars ($8,200,000.00). At the closing, the Purchaser will receive a credit of $1,200,000 against the Purchase Price as an allowance for repairs to the HVAC system. The balance of the Purchase Price is payable by the Purchaser to the Company in cash at closing, subject to the terms and conditions of the Purchase Agreement. The Purchaser may terminate the Purchase Agreement in its sole discretion during an inspection period expiring December 19, 2005. The Purchase Agreement contains customary representations, warranties and conditions to closing.

          As previously reported in a Form 8-K filed October 31, 2005, the Company has agreed to apply 50% of the net proceeds from the sale of the Property (after payment of the first mortgage, commissions, closing costs and $1,200,000 HVAC credit) to reduce the outstanding principal amount of the Company’s senior secured convertible notes.

          The foregoing is a summary of the terms of the Lease Amendment and Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K.

Item 9.01          Exhibits

10.1	First Amendment to Lease Agreement, dated November 7, 2005, by and between the Company and The Boeing Company.

10.2	Purchase and Sale Agreement, dated November 2, 2005, by and between the Company and Corcoran Capital LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION
(Registrant)

Dated: November 8, 2005	By:	/s/Timothy R. Anderson

Timothy R. Anderson
Vice President and Chief Financial Officer

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